EXHIBIT 24

           LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

          The undersigned, being a person or entity subject to the reporting obligations of Section 16 of the Securities and Exchange Act of 1934, as amended (the "Act"), with respect to ownership of securities of Martha Stewart Living Omnimedia, Inc. (the "Corporation"), hereby constitutes and appoints James Follo as the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Act, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorneys shall deem appropriate. The undersigned hereby ratifies and confirms that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

          This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorney-in-fact.

          This Limited Power of Attorney is executed as of the date set forth below.

                                            /s/Heidi J. Diamond
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                                            Signature

                                            Heidi J.  Diamond
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                                            Type or Print Name

                                            Dated:  11/06/03
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